EXHIBIT 15.02

INDEPENDENT AUDITORS’REPORT

To the Board of Directors and Shareholders of

Aços Villares S.A.

São Paulo, SP

We have audited the consolidated balance sheet of Aços Villares S.A. and subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statement of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended, all expressed in United States dollars and, as described in Note 2.1 to the consolidated financial statements, prepared on the basis of accounting principles generally accepted in the United States of America (not presented separately herein).  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Aços Villares S.A. and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu Auditores Independentes

São Paulo, Brazil

February 23, 2007